Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Turbo Energy S.A.

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Turbo Energy S.A. and its Subsidiary (the “Company”) of our report dated April 25, 2025, relating to the consolidated financial statements, which appear in the Company’s Annual Report on Form 20-F as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

Diamond Bar, California

December 11, 2025